                         INTELLIQUEST INFORMATION GROUP, INC.

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD MAY 11, 1999


TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INTELLIQUEST INFORMATION GROUP, INC., a Delaware corporation (the "Company"), will be held on Tuesday, May 11, 1999 at 10:00 a.m. local time, at the Company's principal executive offices, 1250 Capital of Texas Hwy. South, Building One, Austin, Texas 78746, for the following purposes:

   1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

   2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending
        December 31, 1999.

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on March 26, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. Only stockholders of record at the close of business on March 26, 1999, are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                             Sincerely,


                                             F. S. (Kit) Webster III
                                             SECRETARY
March 26, 1999

                          YOUR VOTE IS IMPORTANT


          IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
      YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
       AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                        INTELLIQUEST INFORMATION GROUP, INC.

                              PROXY STATEMENT FOR 1998
                           ANNUAL MEETING OF STOCKHOLDERS

                   INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of INTELLIQUEST INFORMATION GROUP, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Tuesday, May 11, 1999, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, 1250 Capital of Texas Hwy. South, Building One, Austin, Texas, 78746. The Company's telephone number at that location is
(512) 329-0808.

     These proxy solicitation materials and the Annual Report on Form 10-K for the year ended December 31, 1998, including financial statements, were first mailed on or about April 5, 1999, to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on March 26, 1999 (the "Record Date"), are entitled to notice of and to vote at the meeting. The Company has one series of Common Shares outstanding, designated Common Stock, $0.0001 par value. At February 28, 1999, 7,861,210 shares of the Company's authorized Common Stock were issued and outstanding and held of record by 49 stockholders.

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company (i) as of February 17, 1999 as to each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) as of March 1, 1999, as to each director and each nominee for director of the Company, (iii) as of March 1, 1999, as to each of the executive officers named in the Summary Compensation Table in "Executive Compensation and Other Matters" below and
(iv) all directors and executive officers as a group.

FIVE PERCENT OWNERS
DIRECTORS,                                     NUMBER OF SHARES       PERCENTAGE OF SHARES
EXECUTIVE OFFICERS                           BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED(%)
------------------                           ---------------------    ---------------------
Safeco Corporation                                1,544,400(2)                 19.7
     5333 Brooklyn Ave. NE
     Seattle, WA 98185

T. Rowe Price & Associates, Inc.                  1,068,056(3)                 13.6
     100 E. Pratt Street
     Baltimore, MD 21202

GEOCapital Corp.                                    992,000                    12.6
     767 Fifth Ave, 45th Floor
     New York, NY 10153

William Blair & Company LLC                         795,000(4)                 10.1
     222 West Adams Street, 34th Floor
     Chicago, IL 60606

Wagner Asset Management, LP                         761,500(5)                  9.7
Wagner Asset Management Ltd.
     227 West Monroe Street, Suite 3000
     Chicago, IL 60606

Peter Zandan                                        453,759(6)                  5.8
     c/o IntelliQuest Information Group, Inc
     1250 Capital of Texas Highway
     Building One, Suite 600
     Austin, TX 78746

Brian Sharples                                      439,167(7)                  5.6
     c/o IntelliQuest Information Group, Inc
     1250 Capital of Texas Highway
     Building One, Suite 600
     Austin, TX 78746

Ed Frazier                                           10,936(8)                    *

Marianne Grogan                                      31,546(9)                    *

Charles Stryker                                     132,200(10)                 1.7

Lee Walker                                           58,398(11)                   *

William Wood                                         63,382(12)                   *

All directors and executive officers
 as a group (7 persons)                           1,189,388                    14.8

-------------------

*Less than 1%


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 1, 1999, are deemed outstanding for computing the percentage of the person holding such option, warrant or convertible note but are not outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 839,900 and 454,900 shares of Common Stock held by Safeco Common Stock Trust and Safeco Resource Series Trust, respectively, investment companies registered under the Investment Company Act of 1940, to which Safeco Asset Management Co., a subsidiary of Safeco Corporation, provides investment advice. Also includes 259,600 shares of Common Stock held by employee benefit plans for which Safeco Corporation is a plan sponsor. Safeco Corporation disclaims beneficial ownership of all such shares.

(3) Includes 750,000 shares of Common Stock over which T. Rowe Price New Horizons Fund, Inc. has sole voting power and 318,056 shares of Common Stock over which T. Rowe Price Associates, Inc. has sole voting power.

(4) Includes 119,094 shares of Common Stock held by William Blair & Company, L.L.C. over which William Blair & Company, L.L.C. has sole voting power. William Blair & Company, L.L.C. disclaims voting power over the remaining shares of Common Stock.

(5)  Acquired on behalf of discretionary clients of Wagner Assent Management.

(6) Includes 3,352 shares of Common Stock held by Mr. Zandan as custodian for Mr. Zandan's children. Mr. Zandan disclaims beneficial ownership of all such shares. Includes 8,535 shares issuable pursuant to stock options exercisable within 60 days of March 1, 1999.

(7) Includes 37,382 shares issuable pursuant to stock options exercisable within 60 days of March 1, 1999.

(8) Consists of shares issuable pursuant to stock options exercisable within 60 days of March 1, 1999.

(9) Includes 30,172 shares issuable pursuant to stock options exercisable within 60 days of March 1, 1999.

(10) Includes 44,421 shares issuable pursuant to stock options exercisable within 60 days of March 1, 1999.

(11) Includes 18,398 shares issuable pursuant to stock options exercisable within 60 days of March 1, 1999.

(12) Includes 536 shares of Common Stock held by Mr. Wood as custodian for Mr. Wood's children. Mr. Wood disclaims beneficial ownership of such shares. Includes 11,873 shares issuable pursuant to stock options exercisable within 60 days of March 1, 1999.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each holder of Common Stock is entitled to one vote for each share held.

     This solicitation of proxies is made on behalf of the Company by the Company. The anticipated cost of this solicitation is approximately $8,500 and all such costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telefacsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than December 7, 1999, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                     PROPOSAL ONE
                                ELECTION OF DIRECTORS

     A board of four (4) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four (4) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

VOTE REQUIRED

     If a quorum is present and voting, the four (4) nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for purposes of determining the presence or absence of a quorum.

NOMINEES

    The names of the nominees and certain information about them as of March 26, 1999 are set forth below:

NAME OF NOMINEE        AGE                        POSITION
---------------        ---          --------------------------------------
Peter Zandan            46          Chairman

Brian Sharples          38          Chief Executive Officer, President and
                                    Director

Lee Walker(1)(2)        57          Director

William Wood(1)(2)      43          Director

------------------------
(1)  Member of the Compensation Committee

(2)  Member of the Audit Committee

     PETER ZANDAN founded the Company and has been Chairman since 1985. Mr. Zandan was Chief Executive Officer of the Company from 1985 to 1997. Prior to founding IntelliQuest, he was an industry consultant and lectured at the University of Texas at Austin from 1985 to 1986. Mr. Zandan received a B.A. in history from the University of Massachusetts in 1975, and a Ph.D. in evaluation research and an M.B.A. from the University of Texas at Austin in 1982 and 1983, respectively.

     BRIAN SHARPLES joined IntelliQuest as Senior Vice President in 1990, was named President in 1991, became a director in 1992 and was named Chief Executive Officer in 1997. Prior to joining IntelliQuest, he was a consultant in the high technology practice of Bain & Company, Inc. and Chief Executive Officer of Practical Productions, Inc., an event-based automotive distribution business. Mr. Sharples received a B.A. in economics and mathematics from Colby College in 1982 and an M.B.A. from the Stanford Graduate School of Business with a concentration in marketing and finance in 1986.

    LEE WALKER was elected a director of IntelliQuest in July 1996. Since 1991, he has been a lecturer at the University of Texas Graduate School of Business. From 1986 to 1991, he was President and Chief Operating Officer of Dell Computer Corporation, a manufacturer of personal computers. Mr. Walker is a director of Mobile Telecommunications Technologies Corp., a manufacturer of mobile telecommunications products. Mr. Walker received a B.S. in Physics from Texas A&M University in 1965 and an M.B.A. from Harvard University in 1967.

    WILLIAM WOOD has served as a director of the Company since May 1993. Since 1984, Mr. Wood has been a general partner of Austin Ventures, a venture capital firm. Mr. Wood received an A.B. in history from Brown University in 1978 and an M.B.A. from Harvard University in 1982.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of 11 meetings during fiscal 1998, of which two were by unanimous written consent. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any committee performing such functions.

    The Compensation Committee, which consisted of directors Lee Walker and William Wood, did not meet formally during the fiscal year, but did discuss compensation issues during regular meetings of the Board of Directors. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administers various incentive compensation and benefit plans.

    The Audit Committee, which consisted of directors Lee Walker and William Wood, held one meeting during fiscal 1998. This Committee is responsible for overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consisted of the following directors during fiscal 1998: Lee Walker and William Wood. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for directors and officers of the Company. Mr. Sharples, Director and President and Chief Executive Officer of the Company, is not a member of the Compensation Committee and cannot vote on matters decided by the Committee. He is invited to participate in some discussions and decisions regarding salaries and incentive compensation for employees of and consultants to the Company, except that Mr. Sharples is excluded from discussions and decisions regarding his own salary and incentive compensation.

RELATED TRANSACTIONS

    In January 1998, the Company purchased certain of the assets, subject to certain of the liabilities, of Information Technology Forum, Inc. ("ITF").
As consideration for the purchase of ITF's assets, the Company issued 67,532 shares of Common Stock and paid $150,000 cash to ITF. At the time of the transaction, Charles Stryker was a Director of the Company and was ITF's sole stockholder. As a result of the transaction, Mr. Stryker became an executive officer of the Company and is currently President of the Company's IQ2.net operations.

                                 PROPOSAL TWO
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

    Price Waterhouse LLP, a predecessor to PricewaterhouseCoopers, has audited the Company's financial statements annually since 1992.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to approve the appointment of the independent auditors. Abstaining shares and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. However, an abstaining vote shall be counted as a "No" vote, and broker non-votes will reduce the absolute number (but not the percentage) of affirmative votes needed for approval.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                  EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other most-highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1996, 1997 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                      SECURITIES      ALL OTHER
                                                                      UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR    SALARY ($)     BONUS ($)    OPTIONS (#)(1)     ($) (2)
---------------------------      ----    ----------     ---------    --------------     -------
Peter Zandan                     1998     177,887             0          50,000          7,102
Chairman (3)                     1997     223,539             0          54,250          7,506
                                 1996     213,772             0          30,000          9,645

Brian Sharples                   1998     250,000             0          50,000          7,393
Chief Executive Officer,         1997     233,539             0          51,250          7,398
President, and Director (4)      1996     218,772             0          30,000         11,143

Ed Frazier                       1998     184,615        75,000          75,000            764
Chief Operating Officer (4)      1997           0             0               0              0
                                 1996           0             0               0              0

Marianne Grogan                  1998     150,769        20,000          55,000            497
President, Research Operations   1997     173,874             0           7,253            331
                                 1996     131,875         5,000           2,000            612

Charles Stryker                  1998     197,692             0         146,250            432
President, IQ2.net               1997           0             0               0              0
Operations (5)                   1996           0             0               0              0

-----------------------

(1) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during 1996, 1997, or 1998.

(2) Includes automobile allowances, life insurance premiums and miscellaneous other income.

(3)  Mr. Zandan served as Chief Executive Officer during 1997.

(4) Mr. Frazier became an executive officer of the Company in 1998. Mr. Frazier has an employment agreement with the Company which, among other things, specifies one year's severance in the event he is terminated for other than business reasons. Mr. Frazier's bonus in 1998 was a signing bonus.

(5) Mr. Stryker became an executive officer of the Company in 1998 and was a Director of the Company during parts of 1997 and 1998. Mr. Stryker has an employment agreement with the Company which, among other things, specifies one year's severance in the event he is terminated for other than business reasons.

(6) F. S. (Kit) Webster III consulted with the Company from October 1, 1998, and was appointed Senior Vice President, Finance, Chief Financial Officer, and Secretary on January 1, 1999. Mr. Webster has an employment agreement with the Company which, among other things, specifies a signing bonus of $10,000; an initial annual salary of $185,000; and one year's severance in the event he is terminated for other than business reasons.

OPTION GRANTS DURING FISCAL 1998

     The following table provides information with respect to stock option grants in fiscal 1998 to the Named Executive Officers.

                             OPTION GRANTS IN FISCAL 1998

                                      Individual Grants (1)                 Potential Realizable
                     ---------------------------------------------------      Value at Assumed
                                    % of Total                                Annual Rates of
                      Number of       Options                                   Stock Price
                     Securities      Granted to                               Appreciation for
                     Underlying     Employees in   Exercise                   Option Term ($)(5)
                      Options        Fiscal Year    Price(3)   Expiration   --------------------
Name                  Granted        (%)(1,2)       ($/Sh)       Date(4)        5%       10%
----                  -------        --------       ------       -------        --       ---
Peter Zandan          50,000(6)        6.3           5.00       10/16/08      53,887    116,025

Brian Sharples        50,000(7)        6.3           5.00       10/16/08      53,887    116,025

Ed Frazier            75,000(8)        9.5           5.00       10/16/08      80,815    174,038

Marianne Grogan       55,000(9)        7.0           5.00       10/16/08      59,264    127,628

Charles Stryker      146,250(10)      18.5           5.00       10/16/08     157,589    339,373

-------------------

(1) The Company granted options to employees to purchase 776,863 shares of Common Stock during fiscal 1998.

(2) Certain stock options were repriced in February 1998 and essentially all stock options were repriced in October 1998. A repricing is a cancellation of an existing option and an issuance of a new option. The figures set forth in the table, above, reflect the status of options as repriced. Mr. Zandan was awarded options for 50,000 shares at an exercise price of $9.25 per share prior to repricing; Mr Sharples was awarded options for 50,000 shares at an exercise price of $9.25 per share prior to repricing; Mr. Frazier was awarded options for 75,000 shares at an exercise price of $9.00 per share prior to repricing; Ms. Grogan was awarded options for 55,000 shares at an exercise price of $12.00 per share prior to repricing; and Mr. Styker was awarded options for 120,000, 25,000, and 1,250 shares at exercise prices of $10.00, $18.00, and $7.50 per share, respectively, prior to repricing. All options awarded prior to 1998 were also repriced in October 1998.
     Unless otherwise noted, all options set forth above are exercisable in equal monthly installments over a four year period.

(3)  The exercise price may be paid in cash or check.

(4) An option may terminate before its expiration date if the optionee's status as an employee is terminated or upon the optionee's death or disability.

(5) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices of its Common Stock.

(6) Mr. Zandan's option to purchase 50,000 shares vests and is exercisable six years from the date of grant, upon the condition that Mr. Zandan will have been a consultant by the Company during that time; alternatively, 50% of the options are exercisable in the event that the closing market price of the Company's stock exceeds $15 per share for 30 consecutive trading days, and the remaining 50% are exercisable in the event that the closing market price of the Company's stock exceeds $30 per share for 30 consecutive trading days. Vesting of all options held by Mr. Zandan accelerates upon a change of control of the Company.

(7) Mr. Sharples' option to purchase 50,000 shares vests and is exercisable six years from the date of grant, upon the condition that Mr. Sharples will have been employed by the Company during that time; alternatively, 50% of the options are exercisable in the event that the closing market price of the Company's stock exceeds $15 per share for 30 consecutive trading days, and the remaining 50% are exercisable in the event that the closing market price of the Company's stock exceeds $30 per share for 30 consecutive trading days. Vesting of all options held by Mr. Sharples accelerates upon a change of control of the Company.

(8) Mr. Frazier's option to purchase 75,000 shares vests and is exercisable in equal installments over a four year period. Vesting of all options held by Mr. Frazier accelerates upon a change of control of the Company. On December 11, 1998, Mr. Frazier was awarded options to purchase
     25,000 shares, effective January 4, 1999; such options vest and are exercisable in equal installments over a four year period.

(9) Ms. Grogan's option to purchase 55,000 shares vests and is exercisable in equal installments over a four year period. Vesting of all options held by Ms. Grogan accelerates upon a change of control of the Company.

(10) Mr. Stryker's option to purchase 146,250 shares vests and is exercisable in equal installments over a four year period. Vesting of all options held by Mr. Stryker accelerates upon a change of control of the Company.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning exercise of stock options for the fiscal year ended December 31, 1998, with respect to each Named Executive Officer, and the value of unexercised options at the end of fiscal 1998.


                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                          Number of Securities               Value of
                                                         Underlying Unexercised      Unexercised In-the-Money
                      Shares                                Options at FY-End          Options at FY-End (2)
                   Acquired on             Value       ---------------------------  -----------------------------
Name               Exercise (#)       Realized ($)(1)  Exercisable   Unexercisable  Exercisable     Unexercisable
----               ------------       ---------------  -----------   -------------  -----------     -------------
Peter Zandan          36,071              49,598              0          98,179            0           171,183

Brian Sharples             0                   0         33,205          98,045       58,109           171,579

Ed Frazier                 0                   0          3,124          43,876       54,467            76,783

Marianne Grogan            0                   0         25,879          49,371       45,288            86,399

Charles Stryker            0                   0         34,153         118,097       59,766           206,670

------------------
(1) Calculated by determining the difference between the fair market value at the date of exercise of the securities underlying the option and the exercise price of the option.

(2) Calculated by determining the difference between the fair market value, at December 31, 1998, of the securities underlying the option and the exercise price of the option.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Matters Pursuant to the Delaware General Corporation Law ("Delaware Law"), the Company has adopted provisions in its Certificate of Incorporation which limit the personal liability of its directors to the maximum extent permitted by Delaware Law. Delaware Law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemption as provided in Section 174 of Delaware Law or (iv) for transactions from which the director derived an improper personal benefit.

    The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of the indemnified parties. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and officers.

    The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

    At present, there is no pending litigation or proceeding involving a director or officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

COMPENSATION OF DIRECTORS

    The Company's directors do not receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.

    Non-employee directors are entitled to participate in the Company's 1996 Director Option Plan (the "Director Plan"). The Director Plan was adopted by the Board of Directors and approved by the stockholders in February 1996, and amended by the Board of Directors in August 1996. A total of 100,000 shares of Common Stock has been reserved for issuance under the Director Plan, options to purchase 99,750 of which were issued and outstanding as of December 31, 1998. The Director Plan provides that each non-employee director shall be granted, at the discretion of the Board of Directors, a nonstatutory option to purchase shares of Common Stock (the "First Option") upon the date such non-employee director first becomes a director (other than an employee director who ceases to be an employee but remains a director). In addition, each non-employee director who has been a non-employee director for longer than six months will annually be granted, at the discretion of the Board of Directors, a nonstatutory option to purchase shares of Common Stock (a "Subsequent Option"). Each non-employee director will be eligible to receive a Subsequent Option, regardless of whether such non-employee director was eligible to receive a First Option. Each First Option and Subsequent Option will have a term expiring on the earlier of the tenth anniversary of the date of grant or twelve months after the date on which the optionee ends his service as a director. The vesting terms of both the First Option and the Subsequent Option shall be at the discretion of the Board of Directors. The exercise price of a director option will be 100% of the fair market value per share of the Company's Common Stock on the date of the grant of the option. The exercise price of a director option granted to a director who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of the fair market value of the Common Stock on the date of grant. In 1998 the Director Plan was amended to provide, among other things, for accelerated vesting of options proportional to the number of the Company's shares owned by a Director, to encourage stock ownership in the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    During the fiscal year ended December 31, 1998, the Compensation Committee of the Board of Directors was comprised of two non-employee directors. The Compensation Committee is responsible for setting compensation levels for the Company's executive officers and for overseeing the administration of certain of the Company's stock option plans. In making compensation decisions, it has been the practice of the Compensation Committee to meet with the Company's chief executive officer, as appropriate. All decisions by the Compensation Committee are reviewed by the entire Board of Directors.

    The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Compensation Committee's policy is that the compensation package for executive officers should consist of three components: (i) an annual base salary; (ii) the potential to earn incentive bonuses each fiscal year, the amount of which is dependent on the Company's overall performance, and (iii) stock option awards designed to align stockholder interests with those of management by providing long-term incentives for the Company's key employees. The Compensation Committee has determined that total direct compensation (base salary, incentive bonus, and stock option awards) should be at levels commensurate with total direct compensation paid by comparable companies to their officers, and it is again the intent of the Compensation

Committee to set total direct compensation for fiscal 1999 at levels commensurate with total direct compensation paid by comparable companies to their officers.

    Base salary is based upon the responsibilities of the particular executive officers targeted at the median of comparable companies and is reviewed on an annual basis.

    Incentive bonuses represent an opportunity for each executive officer to earn additional annual cash compensation in an amount reflective of such officer's accomplishments. Any such bonuses are generally determined and awarded by the Compensation Committee shortly after the end of each fiscal year. No incentive bonus payments were made for fiscal 1997. Shortly after the end of fiscal 1998, the Compensation Committee will review each officer's accomplishments and make bonus determinations.

    The long-term performance based compensation of executive officers takes the form of option awards under the Company's 1996 Stock Option Plan. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, have value only if the Company's stock price increases after such date. In granting options under the 1996 Stock Option Plan, the Committee takes into account each executive's responsibilities, relative position in the Company, and past grants. For fiscal 1998, Mr. Zandan was granted options to purchase 50,000 shares of
Common Stock at fair market value as of the date of the grant.    For fiscal
1998, Mr. Sharples was granted options to purchase an aggregate of 50,000 shares of Common Stock at fair market value as of the date of the grant.

                                                  LEE WALKER
                                                  WILLIAM WOOD

PREFERRED SHARE PURCHASE RIGHT

     On October 16, 1998, the Board of Directors declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of IntelliQuest Common Stock. Subject to limited exceptions, the Rights will be exercisable if a person or group acquires 20% or more of the Company's Common Stock or announces a tender offer for 20% or more of the Common Stock. Under certain circumstances, each Right will entitle stockholders to buy one-hundredth of a share of newly created Series A Junior Participating Preferred Stock of the Company at an exercise price of $40.00. The IntelliQuest Board of Directors will be entitled to redeem the Rights at $.001 per Right at any time before a person has acquired 20% or more of the outstanding Common Stock.

     The Rights are intended to enable all IntelliQuest stockholders to realize the long-term value of their investment in the Company. They do not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover. The Rights are designed to assure that all IntelliQuest stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of IntelliQuest without paying all stockholders a control premium.

     If a person becomes an Acquiring Person, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of Common Shares of IntelliQuest having a market value at that time of twice the Right's exercise price. Rights held by the Acquiring Person will become void and will not be exercisable to purchase shares at the bargain purchase price. An Acquiring Person is defined as a person who acquires 20% or more of the outstanding Common Stock of IntelliQuest. If IntelliQuest is acquired in a merger or other business combination transaction which has not been approved by the Board of Directors, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price. The Rights will expire in ten years.

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of (i) the Nasdaq U.S. Index and (ii) a peer group, the Hambrecht & Quist Technology Index, consisting of approximately 275 companies, for the period commencing January 1, 1998, and ending on December 31, 1998. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

              COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
  AMONG INTELLIQUEST INFORMATION GROUP, INC., THE NASDAQ STOCK MARKET (U.S.)
              INDEX AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX



                                    [GRAPH]


* $100 INVESTED ON 3/22/96 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1997, all filing requirements applicable to its executive officers and directors were complied with, except that Mr. Frazier filed a Form 3 late due to retroactive award of options, and Mr. Zandan and Mr. Sharples each filed a Form 3 late.

                                  OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                               THE BOARD OF DIRECTORS

Dated: March 26, 1999

                                     PROXY
                      INTELLIQUEST INFORMATION GROUP, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of IntelliQuest Information Group, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 26, 1999, and hereby appoints F. S. (Kit) Webster III and Brian Sharples, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Company Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 11, 1999 at 10:00 a.m., Central Standard Time, at the Company's principal executive offices at 1250 Capital of Texas Hwy. South, Building One, Austin, Texas, 78746, and at any adjournment thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.

    A vote FOR the following proposals, proposed by IntelliQuest Information Group, Inc. (the "Company"), is recommended by the Board of Directors.

1.  Election of four Directors.
    Nominees: Peter Zandan, Brian Sharples, Lee Walker and William Wood.
    FOR ALL NOMINEES  / /      WITHHELD FROM ALL NOMINEES  / /    ______________
                             FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999.

                  FOR  / /      AGAINST  / /      ABSTAIN  / /

3. To vote or otherwise represent the shares on any and all such other business which may properly come before the meeting or any adjournment thereof, according to their discretion and in their discretion.

                                             Please sign exactly as your name
                                             appears on your stock certificate.
                                             If the stock is held by joint
                                             tenants or as community property,
                                             both should sign. Executors,
                                             administrators, trustees,
                                             guardians, attorneys and corporate
                                             officers should insert their
                                             titles.
                                             Signature: ______  Date: __________
                                             Signature: ______  Date: __________